Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of NEON Systems, Inc, (the “Company”) on Form 10-Q for the period ending December 31, 2004 as filed with the Securities Exchange Commission on the date hereof (the “Report”), I, Brian D. Helman, the principal financial and accounting officer of the Company, certify, pursuant to 18 U.S.C. (S)1350, as adopted pursuant to (S)906 of the Sarbanes-Oxley Act of 2002, that:

(1)                                  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

February 14, 2005

/s/ Brian D. Helman

Brian D. Helman

Chief Financial Officer (principal financial and accounting officer)